F U R M A N  S E L Z
------LLC----------
   230 Park Avenue                          Clearing Agent:
New York, New York 10169                    Bear, Stearns Securities Corp.


                              AGREEMENT FOR
                   PRIME BROKERAGE CLEARANCE SERVICES

This Agreement sets forth the terms and conditions under which the above-named clearing agent, its successors and assigns ("Clearing
Agent"), as clearing agent for Furman Selz LLC ("Furman Selz"), will clear your securities transactions with such broker-dealer as you may designate, from time to time, as your prime broker ("Prime Broker"), provided that Clearing Agent has entered into a Prime Brokerage
Agreement with such broker-dealer with respect to your prime brokerage transactions (hereinafter referred to as "Prime Brokerage Transaction(s)").

1.   ESTABLISHMENT OF ACCOUNT
     ------------------------
     Clearing Agent will clear your Prime Brokerage Transactions in a broker-dealer credit account established in the name of your Prime Broker and designated for your benefit. On the settlement date for each Prime Brokerage Transaction, Clearing Agent will deliver or receive your securities to or from your Prime Broker against payment in full by or to your Prime Broker on your behalf.

2.   CUSTOMER TRADES
     ---------------
     You hereby authorize Clearing Agent to inform your Prime Broker on the DTC ID System, or any successor system, of all the details for each Prime Brokerage Transaction you instruct to be cleared by Clearing Agent for your account, including, but not limited to, the contract amount, the security involved, the number of shares or number of units, and whether the transaction was a long or short sale or a purchase (collectively, the "Trade Data"), and you hereby agree to inform your Prime Broker of the Trade Data on trade date by the time designated to you by your Prime Broker. In the event of any discrepancy in the Trade Data reported to your Prime Broker by you and the Trade Data reported to your Prime Broker by Clearing Agent, you shall be responsible for resolving such discrepancy promptly, and you shall be liable to Clearing Agent for any loss, cost or expense sustained by Clearing Agent arising out of such Prime Brokerage Transaction.

3.   APPLICABLE LAW AND REGULATIONS
     ------------------------------
     All Prime Brokerage Transactions shall be subject to all applicable laws and the rules and regulations of all federal, state and self-regulatory agencies including, but not limited to, the Securities and Exchange Commission, all relevant securities and commodity exchanges, the Municipal Securities Rulemaking Board, the National Association of Securities Dealers, the Board of Governors of the Federal Reserve System, and the constitution, rules and customs of the exchange or market (and its clearing house, if any) where executed. In addition, all Prime Brokerage Transactions shall be performed in a manner not inconsistent with the SEC No Action Letter dated January 25, 1994



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relating to prime brokerage services, which was issued by the Division of Market Regulation (the "SEC Letter"), as the same may be amended, modified or supplemented from time to time.

4.   SHORT SALES
     -----------
     When placing any order to sell securities short for your account, you are responsible for designating the order as such, and you hereby authorize Clearing Agent and Furman Selz to mark the order as being "short." You further agree to provide Clearing Agent and Furman Selz with information concerning any securities borrowing arrangements made by you and/or your Prime Broker in connection with any short sales.

5.   CUSTOMER QUALIFICATION
     ----------------------
          (a) You understand that you shall be required to maintain in your account with your Prime Broker such minimum net equity in cash or securities as may be required, from time to time, by your Prime Broker (the "Minimum Net Equity"), which shall in no event be less than the minimum net equity required by the SEC Letter, as such requirement may be amended from time to time (initially: (i) $100,000 in cash or securities with a ready market, for trades executed on behalf of a customer account managed by an investment adviser registered under
Section 203 of the Investment Advisers Act of 1940 (a Registered Investment Adviser-), or (ii) $500,000 in cash or securities with a ready market for trades executed on behalf of an account not managed by a Registered Investment Adviser). You further understand that, in the event your account falls below such Minimum Net Equity, you shall bring your account into compliance in a timely fashion. Each time you enter an order with Clearing Agent or Furman Selz, you hereby represent that you shall be in compliance with such Minimum Net Equity or will notify Clearing Agent or Furman Selz otherwise.

          (b) In the event that your Prime Broker indicates its intention to disaffirm any trade, you hereby authorize and instruct your Prime Broker to provide to Clearing Agent, upon the request of Clearing Agent, the following information: (i) the account or accounts to which any of your orders or trades relate; (ii) the instructions, if any, provided to your Prime Broker regarding the allocation of any orders or trades to any sub-accounts; and (iii) information available to your Prime Broker with respect to any net equity in the account. In addition, this Agreement will serve as further authorization and instruction to your Prime Broker to furnish to Clearing Agent in the event of a disaffirmance all such further and additional information concerning an account as Clearing Agent shall request, provided that such authorization shall have been confirmed by you in a separate letter addressed and delivered to your Prime Broker and Clearing Agent. This paragraph shall remain in effect so long as this Agreement is in effect, shall survive the termination of this Agreement and shall apply to all orders and trades given by you to Clearing Agent for clearance and settlement through your Prime Broker. You hereby agree to release and discharge your Prime Broker from all responsibility and liability arising out of or incurred in connection with your grime Broker furnishing any information to Clearing Agent pursuant to this paragraph.



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6.   CONFIRMATION
     ------------
     Clearing Agent shall confirm the Trade Data to your Prime Broker and shall issue a confirmation for each Prime Brokerage Transaction by the morning of the next business day after trade date. As used in this Agreement, the term Business Day means any day which is not a Saturday or Sunday on which The New York Stock Exchange, Inc. is open for business. You may direct Clearing Agent to send confirmations to you in care of your Prime Broker; the form of such directive may be obtained from Clearing Agent and appended to this Agreement.

7.   CUSTOMER'S SETTLEMENT OBLIGATION
     --------------------------------
     In the event your Prime Broker indicates its intention not to settle, or fails to settle, any of your Prime Brokerage Transactions, you shall be responsible and liable to Clearing Agent for settling such Prime Brokerage Transaction directly with Clearing Agent in a margin account that Clearing Agent will open or has opened in your name on its books in accordance with Regulation T of the Board of Governors of the Federal Reserve System. Clearing Agent shall send you a new confirmation of the replacement transaction.

8.   DISCRETIONARY ACCOUNT
     ---------------------
          (a) If your account is managed on a discretionary basis by an investment adviser, money manager or other person ("adviser"), you hereby acknowledge that your Prime Brokerage Transactions may be commingled with those of other accounts of your adviser ("sub-accounts"), according to your adviser's instructions, for clearance by Clearing Agent in a single bulk trade and for settlement in bulk with your Prime Broker. You further acknowledge that in the event your Prime Broker indicates its intention not to settle or does not settle such bulk trade because of one or more subaccounts receiving an allocation, Clearing Agent will either cancel and rebill the bulk trade to reflect the reduction of the securities which were originally allocated to the objectionable sub-accounts or, if permissible, execute a corrected allocation of the Prime Brokerage Transaction to sub-accounts in accordance with your adviser's instructions. To facilitate such allocation, Clearing Agent may open and carry an account in your name on its books and you shall be solely responsible and liable to Clearing Agent for selling such transaction directly with Clearing Agent. You acknowledge that your adviser may resubmit the bulk trade and execute a corrected allocation of the Prime Brokerage Transaction.

          (b) If you are executing this Agreement on behalf of a customer whose account is managed by you, you hereby represent and covenant to Clearing Agent that: (i) each time you execute an order on behalf of such customer, such customer is in compliance with the Minimum Net Equity or you shall notify Clearing Agent otherwise; (ii) you shall not enter an order for such customer in the event such customer falls below the Minimum Net Equity; (iii) you will provide Clearing Agent with the customer's name, address and Tax I.D. Number to enable Clearing Agent to open and maintain an account for the benefit of such customer;
(iv) you have sufficient knowledge of such customer to make the representation set forth in paragraph 19 of this Agreement and; (v) you have been duly authorized by the customer to execute this Agreement, to bind such customer to arbitration, to enter orders to effect Prime Brokerage Transactions, to execute a directive to Clearing Agent regarding the mailing of confirmations, to disclose such financial information as Clearing Agent deems necessary to effect such transactions and to take such other actions as are contemplated by this Agreement.

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9.   FEES AND CHARGES
     ----------------
     You understand that Clearing Agent and Furman Selz may charge commissions and other fees for clearance or any other services furnished to you and you hereby agree to pay such commissions and fees at the then prevailing rates of Clearing Agent or Furman Selz, as the case may be. You further understand that service fees, if any, may be changed from time to time, upon 30 days prior written notice to you.

10.  RESTRICTIONS ON ACCOUNT
     -----------------------
     You understand that Clearing Agent, in its sole discretion, may refuse to accept or execute Prime Brokerage Transactions on your behalf or restrict or prohibit trading of securities in your account(s) with Clearing Agent, or refuse to clear your securities transactions.

11.  DEFAULT
     -------
     If (i) you fail to perform your settlement obligations or in the event your Prime Broker indicates its intention not to settle, or fails to settle, any of your Prime Brokerage Transactions, as set forth in paragraph 7 of this Agreement, (ii) any representation made by you shall have been incorrect or untrue in any material respect when made, (iii) you shall have admitted your inability to, or intention not to, perform any of your obligations hereunder, (iv) you file a petition or other proceeding in bankruptcy, insolvency, or for the appointment of a receiver, or such a petition or proceeding is filed against you, (v) a levy of an attachment is made against your account(s) with Clearing Agent, (vi) you die or become mentally incompetent or you are a corporation that dissolves, or (vii) you shall have otherwise breached the terms of this Agreement (any one being an "Event of Default"), Clearing Agent shall have the right to sell, without prior notice to you, any and all property in which you have an interest held by or for the benefit of Clearing Agent, to buy any property that may have been sold short, to cancel any outstanding transactions and/or to purchase or sell any other securities or other instruments to offset market risk, and you shall be liable to Clearing Agent for all losses, costs and expenses caused by such Event of Default, together with interest earned thereon from the date of such Event of Default at the prime rate, until payment in full is received by Clearing Agent.

12.  LEGALLY BINDING
     ---------------
     You hereby agree that this Agreement and all the terms hereof shall be binding upon you and your estate, heirs, executors, administrators, personal representatives, successors and assigns. You agree that all Prime Brokerage Transactions shall be for your account(s) in accordance with your oral or written instructions. You hereby waive any and all defenses that any such instructions were not in writing as may be required by the Statute of Frauds or any other similar law, rule or regulation.

13.  CLEARANCE ACCOUNTS
     ------------------
     You hereby agree that because your Prime Brokerage Transactions are executed by Furman Selz, who has introduced your account to Clearing Agent for clearance services only, you agree that Furman Selz and its employees are third party beneficiaries of this Agreement, and that the terms and conditions hereof, including, but not limited to, the Arbitration and Telephone Conversations provisions, shall be applicable to all matters between or among any of you, Furman Selz and its employees, and Clearing Agent and its employees.

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14.  MARGIN ACCOUNT, SECURITY INTEREST, CONSENT TO LOAN OR PLEDGE SECURITIES
     -----------------------------------------------------------------------
          (a) You hereby agree to deposit and maintain such margin in your margin account as Clearing Agent may in its sole discretion require, and you agree to pay immediately on demand any debit balance therein. Upon your failure to pay, or at any time Clearing Agent deems necessary for its protection, without prior demand, call or notice, Clearing Agent shall be entitled to exercise all rights and remedies provided herein. Unless you advise us to the contrary, you represent that you are not an affiliate (as defined in Rule 144(a) (1 ) under the Securities Act of 1933) of the issuer of any security held in your account.

          (b) As security for the payment of your obligations to Clearing Agent, Clearing Agent shall have a continuing security interest in all property in which you have an interest held by or for the benefit of Clearing Agent and may, without prior notice to-you, use, apply or transfer any such property in the event of a breach or default under this Agreement Clearing Agent shall have-all rights and remedies available to a secured creditor in addition; to the rights and remedies provided herein.

          (c) Within the limits of applicable law and regulations, you hereby authorize Clearing Agent to lend either to itself or to others any securities held by or for the benefit of Clearing Agent in your account, together with all attendant rights of ownership, and to use all such property as collateral for its general loans. Any such property; together with all attendant rights of ownership, may be pledged, repledged, hypothecated or rehypothecated either separately or in common with other such property for any amounts due to Clearing Agent thereon or for a greater sum, and Clearing Agent shall have no obligation to retain a like amount of similar property in its possession and control.

          (d) You hereby acknowledge receipt of Clearing Agent's Truth-in-Lending disclosure statement. You understand that interest will be charged on any debit balances in your account, in accordance with the methods described in such statement or in any amendment or revision thereto which may be provided to you. Any interest charged on your debit balance which is not paid at the close of an interest period will be added to the opening balance for the next interest period.

15.  AMENDMENT; ENTIRE AGREEMENT
     ---------------------------
     You agree that Clearing Agent may modify the terms of this Agreement at any time upon prior written notice. If such modifications are unacceptable to you, you must notify Clearing Agent in writing within 30 days of Clearing Agent's transmittal of such notice. Your account may then be terminated by Clearing Agent, after which you agree to remain liable to Clearing Agent for all existing liabilities or obligations. Otherwise this Agreement may not be waived or modified absent a written instrument signed by an authorized representative of Clearing Agent. Except as set forth above, this Agreement represents the entire agreement and understanding between you and Clearing Agent concerning the subject matter hereof.


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16.  GOVERNING LAW
     -------------
     THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE INDICATED ON THE SIGNATURE PAGE HERETO WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PRINCIPLES THEREOF.

17.  ASSIGNABILITY
     -------------
     This Agreement and the rights and obligations arising out of the Prime Brokerage Transactions cleared pursuant hereto may not be assigned without the prior written consent of the other party, other than by Clearing Agent as part of a general transfer of Clearing Agent's business.

18.  SEVERABILITY
     ------------
     If any provision of this Agreement is or becomes inconsistent with any applicable present or future law, rule or regulation, that provision shall be deemed modified or, if necessary, rescinded in order to comply with the relevant law, rule or regulation. All other provisions of this Agreement shall continue to remain in full force and effect.

19.  CAPACITY TO CONTRACT; CUSTOMER AFFILIATION
     ------------------------------------------
     You represent that you are of legal age and that, unless you have notified Clearing Agent to the contrary, neither you nor any member of your immediate family is an employee of any exchange or member thereof, an employee of the National Association of Securities Dealers, Inc. or a member thereof, an employee of any corporation, firm or individual engaged in the business of dealing, as broker or principal, in securities, options or futures, or an employee of any bank, trust company or insurance company.

20.  EXTRAORDINARY EVENTS
     --------------------
     Clearing Agent shall not be liable for losses caused directly or indirectly by government restrictions, exchange or market rulings, suspension of trading, war, strikes or other conditions beyond its control.

21.  HEADINGS
     --------
     The headings of the provisions hereof are for descriptive purposes only and shall not modify or qualify any of the rights or obligations set forth in such provisions.

22.  TELEPHONE CONVERSATIONS
     -----------------------
     For the protection of both you and Clearing Agent, and as a tool to correct misunderstandings, you hereby authorize Clearing Agent in its discretion and without prior notice to you, to monitor and/or record any or all telephone conversations between you, Clearing Agent and any of Clearing Agent's employees or agents. You acknowledge that Clearing Agent may determine not to make or keep such recordings and such determination shall not in any way affect any party's rights.



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23.  ARBITRATION
     -----------
     *  ARBITRATION IS FINAL AND BINDING ON THE PARTIES.

     * THE PARTIES ARE WAIVING THEIR RIGHT TO SEEK REMEDIES IN COURT, INCLUDING THE RIGHT TO JURY TRIAL.

     * PRE-ARBITRATION DISCOVERY IS GENERALLY MORE LIMITED THAN AND DIFFERENT FROM COURT PROCEEDINGS.

     * THE ARBITRATORS' AWARD IS NOT REQUIRED TO INCLUDE FACTUAL FINDINGS OR LEGAL REASONING AND ANY PARTY'S RIGHT TO APPEAL OR TO SEEK MODIFICATION OF RULINGS BY THE ARBITRATORS IS STRICTLY LIMITED.

     * THE PANEL OF ARBITRATORS WILL TYPICALLY INCLUDE A MINORITY OF ARBITRATORS WHO WERE OR ARE AFFILIATED WITH THE SECURITIES INDUSTRY.

     * NO PERSON SHALL BRING A PUTATIVE OR CERTIFIED CLASS ACTION TO ARBITRATION, NOR SEEK TO ENFORCE ANY PRE-DISPUTE ARBITRATION AGREEMENT AGAINST ANY PERSON WHO HAS INITIATED IN COURT A
        PUTATIVE CLASS ACTION OR WHO IS A MEMBER OF A PUTATIVE CLASS WHO HAS NOT OPTED OUT OF THE CLASS WITH RESPECT TO ANY CLAIMS
        ENCOMPASSED BY THE PUTATIVE CLASS ACTION UNTIL:

     (i)    the class certification is denied;

     (ii)   the class is decertified; or

     (iii)  the customer is excluded from the class by the court.
            Such forbearance to enforce an agreement to arbitrate shall not constitute a waiver of any rights under this Agreement except to the extent stated herein.

YOU AGREE, AND BY INTRODUCING YOUR ACCOUNT, FURMAN SELZ AGREES, AND BY AGREEING TO MAINTAIN AN ACCOUNT IN THE NAME OF YOUR PRIME BROKER AND DESIGNATED FOR YOUR BENEFIT, CLEARING AGENT AGREES, THAT CONTROVERSIES ARISING BETWEEN YOU AND FURMAN SELZ, ITS CONTROL PERSONS, PREDECESSORS, SUBSIDIARY" AND AFFILIATES AND ALL RESPECTIVE SUCCESSORS, ASSIGNS AND EMPLOYEES, OR BETWEEN YOU AND CLEARING AGENT, ITS CONTROL PERSONS, PREDECESSORS, SUBSIDIARIES AND AFFILIATES AND ALL RESPECTIVE SUCCESSORS, ASSIGNS AND EMPLOYEES, WHETHER ARISING PRIOR TO, ON OR SUBSEQUENT TO THE DATE HEREOF, SHALL BE DETERMINED BY ARBITRATION. ANY ARBITRATION UNDER THIS AGREEMENT SHALL BE HELD AT THE FACILITIES AND BEFORE AN ARBITRATION PANEL APPOINTED BY THE NEW YORK STOCK EXCHANGE, INC., OR IF THE



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TRANSACTION WHICH GIVES RISE TO SUCH CONTROVERSY IS EFFECTED IN ANOTHER
UNITED STATES MARKET WHICH PROVIDES ARBITRATION FACILITIES, BEFORE SUCH OTHER FACILITIES. YOU MAY ELECT ONE OF THE FOREGOING FORUMS FOR ARBITRATION, BUT IF YOU FAIL TO MAKE SUCH ELECTION BY REGISTERED MAIL OR TELEGRAM ADDRESSED IN THE CASE OF FURMAN SELZ TO FURMAN SELZ LLC AT 230 PARK AVENUE, NEW YORK, NEW YORK 10169, ATTENTION: DIRECTOR, COMPLIANCE DEPARTMENT OR, IN THE CASE OF CLEARING AGENT TO BEAR, STEARNS SECURITIES CORP. AT ONE METROTECH CENTER NORTH, BROOKLYN, NEW YORK 11201-3859,
ATTENTION: CHIEF LEGAL OFFICER (OR ANY OTHER ADDRESS OF WHICH YOU ARE ADVISED IN WRITING), BEFORE THE EXPIRATION OF TEN DAYS AFTER RECEIPT OF A WRITTEN REQUEST FROM FURMAN SELZ OR CLEARING AGENT (AS THE CASE MAY
BE) TO MAKE SUCH ELECTION, THEN FURMAN SELZ OR CLEARING AGENT (AS THE CASE MAY BE) MAY MAKE SUCH ELECTION. THE AWARD OF THE ARBITRATORS, OR OF THE MAJORITY OF THEM, SHALL BE FINAL, AND JUDGMENT UPON THE AWARD RENDERED MAY BE ENTERED IN ANY COURT, STATE OR FEDERAL, HAVING JURISDICTION.

BY SIGNING THIS AGREEMENT YOU ACKNOWLEDGE THAT:

1. THE SECURITIES IN YOUR MARGIN ACCOUNT AND ANY SECURITIES FOR WHICH YOU HAVE NOT FULLY PAID, TOGETHER WITH ALL ATTENDANT OWNERSHIP RIGHTS, MAY BE LOANED TO CLEARING AGENT OR LOANED OUT TO OTHERS; AND

2.   YOU HAVE RECEIVED A COPY OF THIS AGREEMENT.

THIS AGREEMENT CONTAINS A PRE-DISPUTE ARBITRATION CLAUSE AT PARAGRAPH
23.

     * If your account is managed by an adviser, as such term is defined in paragraph 8(a), or by an agent, and you are executing this Agreement, you hereby authorize (Caldwell & Orking, Inc.) to engage in Prime Brokerage Transactions on your behalf, and you hereby represent and covenant that such advisor has been duly authorized by you to take such actions as are contemplated by this Agreement.

     * If this is a loins Account, both parties must sign. Persons signing on behalf of others should indicate the titles or capacities in which they are signing.





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This Agreement is dated as of March 22, 1996.


/s/ Michael B. Orkin, President
Caldwell & Orkin, Inc.
Typed or Printed Name

Michael B. Orkin
_____________________________________
Signature


_____________________________________
Typed or Printed Name


_____________________________________
Signature


_____________________________________


_____________________________________
Mailing Address

Accepted by: ________________________
               Clearing Agent


Date: _______________________________


Account No.: ________________________


Social Security # Or Tax ID: ________


Agreement Governed by the laws of the State of New York.





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